SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported): April 19, 2004

                          THE SPORTS CLUB COMPANY, INC.
           -----------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

                                    Delaware
                                 --------------
                 (State or Other Jurisdiction of Incorporation)


        1-13290                                        95-4479735
      ----------                                     --------------
(Commission File Number)                   (IRS Employer Identification Number)


                     11100 Santa Monica Boulevard, Suite 300
                          Los Angeles, California 90025
                      -------------------------------------
                    (Address of Principal Executive Offices)

                  Registrant's telephone number, including area
                               code: 310-479-5200

                                 Not Applicable
             ------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)




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Item 5. Other Events and Regulation FD Disclosure

     As reported in Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on April 16, 2004, Nanette Pattee Francini, without disagreement or conflict, resigned her position as a Director of Registrant effective April 8, 2004. At a Board meeting duly and validly held on April 8, 2004 the Board elected Mr. Charles Ferraro to fill the vacancy created by Ms. Francini's resignation. Effective April 19, 2004, Mr. Ferraro accepted the position and was appointed to the Registrant's Board of Directors.

     The Board of Directors of Registrant is currently comprised of seven members. Mr. Ferraro meets the criteria of "independent" as defined by the Securities and Exchange Commission and the American Stock Exchange and will bring the number of independent directors to four. Biographical information on Mr. Ferraro follows:

     Charles J. Ferraro brings an extensive background in the management of service industries to the Board of Directors, having held various executive positions in the hotel industry over the past thirty-five years. Mr. Ferraro has been with the Four Seasons Hotels and Resorts since 1980 and currently serves as its Senior Vice President of Operations with operating responsibilities in Texas, California, Hawaii, Washington, Florida, the Caribbean, Mexico, Central America and South America. Mr. Ferraro graduated from Paul Smith's College of Hotel and Restaurant Management.




                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: April 23, 2004                       THE SPORTS CLUB COMPANY, INC.



                                            By:    /s/ Timothy O'Brien
                                                -------------------------------
                                                       Timothy M. O'Brien
                                                       Chief Financial Officer




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